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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                         DEAN WITTER SELECT FUTURES FUND L.P.
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                    (Exact name of Registrant as specified in its
                         Certificate of Limited Partnership)

         Delaware                                13-3619290
    (State of organization)            (IRS Employer Identification No.)

c/o Demeter Management Corporation
TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK          10048
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(Address of principal executive offices)                        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange of which
    to be so registered                     each class is to be registered
    ---------------------                   -------------------------------
         None                                         Not Applicable
    ---------------------                   -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                        Units of Limited Partnership Interest
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                                   (Title of class)


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                                  Page 1 of 4 Pages

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ITEM 1.  Description of Registrant's Securities to be Registered.
         Reference is hereby made to:

         (a) Registrant's Registration Statement on Form S-1 (including all exhibits thereto) registering 60,000 Units of Limited Partnership Interest, which was filed with the Securities and Exchange Commission (the "Commission") on March 4, 1996 (SEC File No. 333-1918).

         (b) Amendment No. 1 to the Registrant's Registration Statement (including all exhibits thereto), which was filed with the Commission on May 7, 1996. Amendment No. 2 to the Registrant's Registration Statement (including all exhibits thereto), which was filed with the Commission on August 9, 1996.

         (c) Post-Effective No. 1 to the Registrant's Registration Statement (including all exhibits thereto), which was filed with the Commission on October 16, 1996.

         Items (a), (b), (c), and (d) are hereby incorporated herein by reference.

         In addition, pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:

         1. For a discussion of the rights comparable to "dividend rights" (paragraph (a)(1)(i) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" and "The Limited Partnership Agreement - Management of Partnership Affairs" beginning on page 67 of the Partnership's Prospectus dated October 17, 1996 (the "Prospectus"); and Section 7(h) of the Amended and Restated Limited Partnership Agreement of the Registrant which is Exhibit A to the Prospectus (the "Limited Partnership Agreement").

         2. For a discussion of "redemption provisions" (paragraph (a)(1)(iv) of Item 202), see "Redemptions" beginning on page 65 of the Prospectus; and Section 10(b) of the Limited Partnership Agreement.

         3 For a discussion of "voting rights" (paragraphs (a)(1)(v) and (a)(2) of Item 202), see "The Limited Partnership Agreement - Management of Partnership Affairs" and "The Limited Partnership Agreement - Amendments; Meetings" beginning on pages 67 and 69, respectively, of the Prospectus; and Section 15 of the Limited Partnership Agreement.

         4. For a discussion of the rights comparable to "liquidation rights" (paragraph (a)(1)(vii) of Item 202), see "The Limited Partnership

                                  Page 2 of 4 Pages

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            Agreement - Nature of the Partnership" on page 67 of the
            Prospectus; and Sections 4(a) and 4(b) of the Limited Partnership Agreement.

         5. For a description of "preemption rights" (paragraph (a)(1)(viii) of Item 202), see "The Limited Partnership Agreement - Additional Offerings" on page 68 of the Prospectus; and Section 16 of the Limited Partnership Agreement.

         6. For a discussion of the matters comparable to "liabilities to further calls or to assessment" (paragraph (a)(1)(ix) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" on page 67 of the Prospectus; and Section 7(f) of the Limited Partnership Agreement.

         7. For a discussion of the "restrictions on alienability" (paragraph
            (a)(1)(x) of Item 202), see "The Limited Partnership Agreement - Restrictions on Transfers or Assignments" on page 69 of the Prospectus; and Section 10(a) of the Limited Partnership Agreement.


         8. For a discussion of restrictions on "change in control of the Registrant" (paragraph (a)(5) of Item 202), see Sections 10(a) and 15(c) of the Limited Partnership Agreements.

         Paragraphs (a)(1)(ii), (iii), (vi), (xi), (a)(3), (a)(4), (b), (c),
(e) and (f) of Item 202 are not applicable.

ITEM 2.  Exhibit

         The following exhibit is filed herewith and is hereby incorporated by reference herein:

         (a) Registrant's definitive Prospectus, filed with the Commission pursuant to Rule 424(b)(3) under cover of a letter dated October 31, 1996. Annexed as Exhibit A to the Prospectus is the Registrant's Limited Partnership Agreement.

         The Units of Limited Partnership Interest of the Registrant are not evidenced in certificate form but are evidenced on the Registrant's books as maintained by Demeter Management Corporation, the general partner of the Registrant; see Section 6 of the Limited Partnership Agreement; and "Acceptance of the Limited Partnership Agreement" in the form of Subscription Agreement and Exchange Agreement and Power of Attorney on page B-7 of the Prospectus.



                                  Page 3 of 4 Pages

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                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  DEAN WITTER SELECT FUTURES FUND L.P.

                                  By:  DEMETER MANAGEMENT CORPORATION
                                       General Partner



                                  By:  /s/ MARK J. HAWLEY
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                                       Mark J. Hawley
                                       President



Dated:   April 30, 1997

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